                                                                    Exhibit 10.8

                           TRADEMARK LICENSE AGREEMENT
                           ---------------------------

         THIS AGREEMENT made and entered into as of the 18th of March, 1985 by and between RAYMARK INDUSTRIES, INC. ("Raymark"), a Connecticut corporation, 100
Oakview Drive, Trumbull, Connecticut 06611, and Brake Systems, Inc. ("BSI"), a
Connecticut corporation, 75 East Main Street, Stratford, Connecticut 06497.

                                   WITNESSETH
                                   ----------

         WHEREAS, Raymark manufactures and/or sells through its Brake Systems
Division a complete line of dry brake friction products for on-highway vehicles
("Friction Products") including, without limitation, brake linings, relined brake shoes, disc brake pads and brake blocks and a complete line of hydraulic brake products ("Hydraulic Brake Products") including, without limitation, new and remanufactured master cylinders; wheel cylinders for drum brake systems;
brake drums; hubs and rotors (new and remanufactured) for disc brake systems;
calipers for disc brake systems; drum brake, disc brake, wheel cylinder, caliper and master cylinder repair kits; brake hose; brake cable; brake hardware; brake fluid; rivets; brake tools and equipment; springs; push-rods and pistons for hydraulic clutch master cylinder assemblies and repair kits therefor; and
hydraulic clutch slave assemblies and repair kits therefor; and

         WHEREAS, Raymark manufactures and sells through its Industrial Division a variety of dry and wet friction products ("Industrial Friction Products")
including, without limitation, automatic transmission parts, compressed sheet resins, oil-emersed friction products, adhesives, sintered metal products, molded and woven clutch facings, plastic products, industrial brake linings and other industrial friction material; and

         WHEREAS, Raymark is the owner of the trademark RAYBESTOS which it uses in connection with the manufacture and/or sale of Friction Products, Hydraulic
Brake Products and Industrial Friction Products; and

         WHEREAS, Raymark and BSI have entered into an Agreement relating to the sale to BSI of certain assets of the Brake Systems Division; and

         WHEREAS, Raymark is willing to license BSI and Raybestos Canada, Inc.
(hereinafter BSI shall mean Brake Systems, Inc. and/or Raybestos Canada, Inc., and Raybestos Canada, Inc. shall be bound by all of the terms, conditions and covenants of this Agreement) to use the trademark RAYBESTOS on and in connection with the manufacture and sale of Friction Products and Hydraulic Brake Products on the terms and conditions hereafter set forth;
         NOW, THEREFORE, in consideration of the mutual covenants hereafter set forth, the parties agree as follows:

         1. Grant
            -----

         Subject to the terms and conditions of this Agreement, Raymark hereby grants to BSI an exclusive, royalty-free, world-wide (except for the countries listed in Exhibit A) license to manufacture, have manufactured, use and sell products for on-highway vehicles bearing the trademark RAYBESTOS as follows: (i)
Hydraulic Brake Products now existing or subsequently developed; (ii) Friction
Products now existing or subsequently developed from existing materials for on-highway vehicles in Classes I-VI, motorcycles and racing cars; (iii) Friction
Products for on-highway vehicles in Classes VII and VIII which are sold only through automotive warehouse distributors; and (iv) new products made with subsequently developed brake materials for use in friction products for on-highway vehicles in Classes I-VI, motorcycles and racing cars, and on-highway vehicles in Classes VII and VIII sold only through automotive warehouse distributors ("New Products").

         BSI shall not use and/or advertise the trademark RAYBESTOS in association with any products or services other than (i) Hydraulic Brake
Products, (ii) Friction Products, and (iii) New Products, as above defined.

                                        2

         BSI shall have the right to use the trademark RAYBESTOS in connection with the advertising, promotion, distribution, and sale of such products bearing the trademark RAYBESTOS including, without limitation, on cartons and boxes, in advertisements, on signs and in catalogs and brochures. It is agreed that BSI may use the trademark RAYBESTOS in association with Hydraulic Brake Products,
Friction Products and/or New Products in advertisements, brochures, and catalogs which contain other trademarks and products associated with such other trademarks, provided that RAYBESTOS brand products are segregated from other brand products and BSI adheres to the provisions of the preceding paragraph and the second paragraph of Section 4.

         2. Quality Standards
            -----------------

         BSI agrees that the quality standards of Hydraulic Brake Products identified by the trademark RAYBESTOS will be equal to the quality standards of the Hydraulic Brake Products currently sold by Raymark. BSI agrees that the quality standards of Friction Products and New Products identified by the trademark RAYBESTOS will be equal to the quality standards of Friction Products manufactured by Raymark at the date hereof.

         BSI shall, upon request of Raymark, submit a reasonable number of samples of Hydraulic Brake Products, Friction Products and New Products as
manufactured under the trademark RAYBESTOS and shall, at all reasonable times, permit Raymark or its authorized agent to examine the finished products manufactured under the trademark RAYBESTOS by or for BSI and all quality control test data pertaining thereto, in order that Raymark may determine whether such products conform to the quality standards established by Raymark.

         3. Term
            ----

         This Agreement shall be effective at the date hereof and continue indefinitely, provided, however, that chronic inability or failure on the part of BSI to meet the quality standards

established by Raymark, or failure on the part of BSI to use the mark RAYBESTOS for a continuous period of one year (except where such failure to use is beyond the reasonable control of BSI), shall constitute grounds for termination of this
Agreement by Raymark, termination to be effective ninety (90) days after receipt by BSI of written notice to such effect from Raymark unless BSI has cured such failure within the said ninety (90) day period. BSI may terminate this Agreement at any time upon written notice to Raymark.

         In the event of termination of this Agreement, BSI shall not thereafter use said trademark RAYBESTOS or any contraction, formative or colorable imitation of said trademark, and all rights of BSI under this Agreement shall forthwith terminate.

         In the event of termination of this agreement, BSI shall have a reasonable period of time, not to exceed six months from the date of the notice of termination, within which to dispose of inventory on hand on the date of receipt of such notice, to fill orders on hand on such date, and to complete the construction and delivery of RAYBESTOS brand products ordered prior to said date.

         4. Ownership of the Trademark RAYBESTOS
            ------------------------------------

         BSI acknowledges the validity and the ownership by Raymark of the trademark RAYBESTOS and recognizes that nothing contained in this Agreement is intended as an assignment or grant to BSI of any right, title, or interest in or to the trademark RAYBESTOS or the goodwill attached thereto.

         BSI agrees that it will not in any way, at any time, dispute the validity of the trademark RAYBESTOS or any registration thereof, or Raymark's ownership of said trademark and the registrations thereof. BSI agrees that its use of said trademark shall inure exclusively to the benefit of Raymark.

         During the term of this Agreement, BSI shall use the mark RAYBESTOS in full and shall not adopt or use any contraction, formative or colorable imitation of the same, and shall not use the trademark RAYBESTOS or any component thereof as part of a company or trade name, or in combination with any other trademark, word, symbol, letter or design, without the prior written consent of Raymark; provided, however, that BSI may, subject to all of the terms, conditions and covenants of this Agreement, use the trademark "RAYBEST"
to the same extent, and subject to the same terms, conditions and limitations, as it may use the trademark RAYBESTOS.

         5. Maintenance of Registrations; Applications for Registration;
            ------------------------------------------------------------
            Registered User Agreements
            --------------------------

         The trademark RAYBESTOS is registered, and Raymark agrees to maintain the registrations, in all of the countries listed in Exhibit B attached hereto and made a part hereof. If Raymark fails or elects not to maintain any such registration, BSI shall have the right, at its expense, to maintain any such registration in the name of Raymark.

         If requested by BSI, Raymark agrees to file an application at BSI's expense to register the trademark RAYBESTOS and/or RAYBEST in any country in which BSI is selling products bearing the trademark RAYBESTOS and/or RAYBEST. If a registration of the trademark RAYBESTOS and/or RAYBEST expires in any country where it is registered, or Raymark refuses to apply for registration in any country where requested to do so by BSI, then BSI shall have the right, at its expense, to file an application in the name of Raymark to register the trademark
RAYBESTOS and/or RAYBEST in all such countries, and to maintain all such registrations after they are issued. BSI shall, from time to time during the life of this Agreement, upon request of Raymark, but without cost or charge to
Raymark, sign any papers or documents that Raymark deems necessary or desirable to continue the rights granted by this Agreement in conformity with the laws of those jurisdictions in which BSI may use the trademark

RAYBESTOS and/or RAYBEST, including whatever documents may be necessary to record BSI as the user of the trademark RAYBESTOS and/or RAYBEST. All out-of-pocket expenses of Raymark attributable to the registration, recording and processing of registered user and similar agreements shall be paid by BSI.

         Raymark shall, at BSI's request and expense, execute and file any documents necessary to record BSI as a registered user of the trademark
RAYBESTOS and/or RAYBEST.

         6. Assignment and Sublicense
            -------------------------

         This Agreement may not be assigned or transferred by either party hereto, except to its successor in business, without the prior written consent of the other party. At BSI's request, Raymark will grant to any affiliate of BSI which can reasonably demonstrate that it can meet Raymark's quality standards a license, in substantially similar form and substance to this License Agreement, to use the RAYBESTOS and/or RAYBEST trademarks.

         In consideration of the foregoing, it is agreed that in the event BSI shall attempt to assign this Agreement or assign or sublicense any of the rights or obligations hereunder contrary to this Agreement, then and in such event this
Agreement and the license granted to BSI under this Agreement shall, at the option of Raymark, exercised by written notice to BSI, be terminated forthwith, and upon exercise of such option all rights granted hereunder shall cease.
Termination shall not operate to deny any of Raymark's rights or remedies either at law or in equity, nor relieve BSI from any obligation incurred prior to the date of termination.

         7. BSI agrees to give reasonable indication that RAYBESTOS, and/or
RAYBEST following its registration, is a registered trademark (by using (R) or other appropriate notice, as may be applicable), and that RAYBESTOS and/or
RAYBEST is used under license from Raymark.

         8. Manufacturing Identification
            ----------------------------

         As soon as practicable following the commencement of this Agreement,
BSI will modify the manufacturing indentification markings on its products and packaging, including product code prefixes and suffixes, edge stamping, back plate identification and packaging labels, in such a manner so that all products produced, and all packaging utilized, by BSI thereafter will be distinguishable from products produced and packaging utilized by Raymark prior to the date of the commencement hereof. The new manufacturing identification markings will not use any symbol, code or name which has heretofore been used by Raymark as an identifying symbol, code or name, or is a contraction, formative or colorable imitation of the same.

         Without limiting the foregoing, BSI will not use any of the trademarks licensed to BSI, nor the trademark RM, as a manufacturing identification marking, code or name.

         9. Governing Law
            -------------

         This Agreement shall be governed by the laws of the State of
Connecticut.

         10. Entire Agreement
             ----------------

         This Agreement represents the complete agreement between the parties relating to the subject matter hereof, and cannot be altered or amended except by a writing signed by the parties hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



BRAKE SYSTEMS, INC.                                          RAYMARK INDUSTRIES, INC.

By:                        /s/                               By:              /s/
     ---------------------------------------------------          -----------------------------
     Title:  Chairman of the Board                                Title:  President


                    ASSIGNMENT OF TRADEMARK LICENSE AGREEMENT

         WHEREAS, Brake Systems, Inc., a Connecticut corporation, 100 Double
Beach Road, Branford, Connecticut 06405, has entered into a Trademark License
Agreement with Raymark Industries, Inc., a Connecticut corporation, 100 Oakview
Drive, Trumbull, Connecticut 06611 on March 18, 1986; and

         WHEREAS, Brake Parts Inc., a Delaware corporation, 100 Double Beach
Road, Branford, Connecticut 06405 is desirous of acquiring the rights under said
License Agreement

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Brake Systems, Inc. does hereby assign unto Brake Parts
Inc. all of its rights in said Trademark License Agreement effective January 1,
1989.

                           BRAKE SYSTEMS, INC.

                           /s/  Charles W. O'Connor
                           -----------------------------------------------------
                           Charles W. O'Connor
                           Assistant Secretary